Exhibit 23.2

Consent of Lee Keeling and Associates, Inc.
Independent Petroleum Engineers

        We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 of the reserve report contained in our “Estimated Reserves and Future Net Revenue of Arena Resources, Inc. Oil and Gas Properties Effective January 1, 2006” included Arena Resources, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Lee Keeling and Associate, Inc.

January 23, 2007